                                                                    EXHIBIT 21

                          FIRST COMMERCIAL CORPORATION
                         Subsidiaries of the Registrant

  First Commercial Corporation, Little Rock, Arkansas (2)
       First Commercial Bank, N.A., Little Rock, Arkansas (1)
           First Commercial Mortgage Company, Little Rock, Akansas (2) First Commercial, Inc., Little Rock, Arkansas (2)
           Financial Fleet Services, Inc., Little Rock, Arkansas (2) First Commercial Investments, Inc., Little Rock, Arkansas (2) Grant County Service Corporation (2)
           FCB Real Estate Holding, Inc. (4)
           FCB REIT, Inc. (4)
       Morrilton Security Bank, N.A., Morrilton, Arkansas (1)
       First National Bank of Russellville, Russellville, Arkansas (1) First National Bank of Conway, Conway, Arkansas (1)
           FNBC Real Estate Holding, Inc. (4)
           FNBC REIT, Inc. (4)
       The Security Bank, Harrison, Arkansas (3)
           Security Properties, Inc. (2)
       Benton State Bank, Benton, Arkansas (3)
           BSB Properties, Inc., Benton, Arkansas (2)
       Arkansas Bank & Trust Company, Hot Springs, Arkansas (3)
           Advantage Corporation, Hot Springs, Arkansas (2)
           Pinnacle Corporation, Hot Springs, Arkansas (2)
       First Commercial Bank of Memphis, N.A., Memphis, Tennessee (1) Farmers & Merchants Bank, Rogers, Arkansas (3)
           Flight, Inc., Rogers, Arkansas (4)
       Clinton State Bank, Clinton, Arkansas (3)
           Bank Properties, Inc., Clinton, Arkansas (2)
       Tyler Bank and Trust, N.A., Tyler, Texas (1)
           Commercial Capital Funding, Inc., Dallas, Texas (5)
           Aircraft Financing, Inc. (5)
       Lufkin National Bank, Lufkin, Texas (1)
       Longview National Bank, Longview, Texas (1)
       Stone Fort National Bank, Nacogdoches, Texas (1)
       State First National Bank, Texarkana, Arkansas (1)
           TXAR Real Estate Holding, Inc. (4)
           TXAR REIT, Inc. (4)
       State First National Bank, Texarkana, Texas (1)
       The First National Bank of Nashville, Nashville, Arkansas (1) First National Bank, Palestine, Texas (1)
       Kilgore First National Bank, Kilgore, Texas (1)
       Citizens First Bank, El Dorado (3)
       Citizens First Bank, Fordyce (3)
           Harris Abstract & Title Company (2)
       Citizens First Bank, Arkadelphia (3)
       Springhill Bancshares, Inc. (6)
           Springhill Bank & Trust Company (7)
       Arkansas State Bank, Clarksville (3)
           ASB Properties, Inc. (2)
       First Bank of Arkansas, Jonesboro, Arkansas (3)
           First Processing Services, Inc. (2)
               Advance Data (9)
       First National Bank, Searcy, Arkansas (1)
       First Commercial Trust Company, N.A., Little Rock, Arkansas (1) Baker & Hill, Inc., Little Rock, Arkansas (2)

       TRH Bank Group, Inc., Norman, Oklahoma (2)
           Security National Bank & Trust Company, Norman, Oklahoma (1)
               Security BankCard Center, Inc. (8)
           Oklahoma National Bank, Duncan, Oklahoma (1)
       KWB Holdings, Inc. (10)
           KW Bancshares, Inc. (10)
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 (1)  Chartered under the laws of the United States.
 (2)  Incorporated under the laws of the State of Arkansas.
 (3)  Chartered under the laws of the State of Arkansas.
 (4)  Incorporated under the laws of the State of Delaware.
 (5)  Incorporated under the laws of the State of Texas.
 (6)  Incorporated under the laws of the State of Louisiana.
 (7)  Chartered under the laws of the State of Louisiana.
 (8)  Incorporated under the laws of the State of Oklahoma.
 (9)  General partnership organized under the laws of the State of Arkansas.
(10)  Incorporated under the laws of the State of Tennessee.